UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION STATEMENT

September 15, 2026

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

☒	Filed by the registrant

☐	Filed by a party other than the registrant

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

CEMTREX, INC.

(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of Securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction : $____________

5)	Total fee paid: $_____________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

CEMTREX, INC.

135 Fell Court

Hauppauge, NY 11788

(631)756-9116

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT

OF 1934 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Cemtrex, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), upon the recommendation of the Audit Committee of the Board, has approved, and the holder of a majority of the voting power of our outstanding voting stock has executed a written consent in lieu of a special meeting approving the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion (the “Nevada Reincorporation”).

The accompanying Information Statement describes the Nevada Reincorporation in more detail and is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Under the Delaware General Corporation Law (the “DGCL”) and our bylaws, stockholder action may be taken by written consent without a meeting. The written consent of the holders of a majority of the voting power of our outstanding capital stock entitled to vote is sufficient under the DGCL and our bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to our other stockholders for a vote.

Pursuant to Rule 14c-2 under the Exchange Act, the Nevada Reincorporation will not be effected until at least twenty (20) calendar days after the mailing of the Information Statement to our stockholders.

This letter is the notice required by Section 228(e) of the DGCL. We will first mail the Information Statement on or about September 21, 2026 to our stockholders of record as of September 4, 2026.

By Order of the Board of Directors of Cemtrex, Inc.

/s/ Saagar Govil
Name:	Saagar Govil
Title:	Chairman, President and CEO

2

CEMTREX, INC.

135 Fell Court

Hauppauge, NY 11788

(631)756-9116

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14c-2 THEREUNDER

NO VOTE OR OTHER ACTION OF STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Cemtrex, Inc., a Delaware corporation (“we”, “us” or “our”) is sending this Information Statement solely for the purpose of informing our stockholders in the manner required under Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the actions taken by the holder of a majority of the voting power of our Common Stock, par value $0.001 per share (the “Common Stock”), Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred”), and Series 1 Preferred Stock, par value $0.001 per share (the “Series 1 Preferred”), by written consent in lieu of a special meeting. No action is requested or required on your part.

What actions were taken by written consent in lieu of a special meeting?

Our Board of Directors (the “Board”), upon the recommendation of the Audit Committee of the Board, approved, and the stockholder holding at least a majority of the voting power of our outstanding voting stock approved by written consent in lieu of a special meeting, the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion (the “Nevada Reincorporation”), including:

■	the Audit Committee resolutions, the Board resolutions, and the written consent of stockholders attached as Appendix A;
■	the Plan of Conversion attached as Appendix B (the “Plan of Conversion”);
■	the Nevada articles of incorporation attached as Appendix C (the “Nevada Articles”), which embed the terms of the Series A Preferred Stock, Series C Preferred Stock and Series 1 Preferred Stock; and
■	the Nevada bylaws attached as Appendix D (the “Nevada Bylaws”).

The Nevada Reincorporation will be effected as a statutory conversion of the Company from a Delaware corporation into a Nevada corporation pursuant to Section 266 of the DGCL and NRS 92A.195, on the terms of the Plan of Conversion. Upon the effective time of the conversion (the “Effective Time”):

■	the Company will continue in existence as a Nevada corporation named “Cemtrex, Inc.” without interruption of corporate existence;
■	the internal affairs of the Company will cease to be governed by Delaware law and the Company’s existing certificate of incorporation and bylaws and will instead be governed by the Nevada Revised Statutes, as amended (the “NRS”), the Nevada Articles and the Nevada Bylaws;
■	each outstanding share of Common Stock of the Delaware corporation will automatically convert into one share of Common Stock, par value $0.001 per share, of the Nevada corporation;
■	each outstanding share of Series C Preferred and each outstanding share of Series 1 Preferred of the Delaware corporation will automatically convert into one share of the corresponding series of the Nevada corporation, with the designations, preferences and rights set forth in the Nevada Articles;
■	outstanding options, warrants, convertible securities and other rights to acquire Common Stock will continue on the same terms and will relate to an equal number of shares of Nevada Common Stock;
■	stockholders will not be required to exchange certificates or book-entry positions;
■	Common Stock is expected to continue to trade on The Nasdaq Capital Market under the symbol “CETX” without interruption; Series 1 Preferred is expected to continue to be quoted on the OTC Markets under “CETXP”; and
■	headquarters, management, employees, assets, liabilities, contracts and business operations will not change as a result of the Nevada Reincorporation, other than transaction costs and the settlement of Delaware franchise-tax obligations described below.

3

What vote was obtained to approve the Nevada Reincorporation described in this Information Statement?

The Nevada Reincorporation was approved by our Board and by our stockholders pursuant to action taken by majority written consent on September 1, 2026, for notification to our stockholders of record as of the close of business on September 4, 2026 (the “Record Date”). The approval of the Nevada Reincorporation by written consent of stockholders in lieu of a special meeting requires the consent of the holders of at least a majority of the voting power of our outstanding Common Stock, Series C Preferred and Series 1 Preferred as of the Record Date.

As of the Record Date, 1,721,141 shares of our Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. As of the Record Date, 50,000 shares of our Series C Preferred were issued and outstanding. Each share of our Series C Preferred is entitled to the number of votes equal to (i) the total number of shares of Common Stock outstanding at the time of such vote multiplied by 10.01 and divided by (ii) the total number of shares of Series C Preferred outstanding, which amounts to an aggregate of 17,228,621 votes as of the Record Date. As of the Record Date, 2,983,141 shares of Series 1 Preferred were issued and 2,919,041 outstanding. Each outstanding share of Series 1 Preferred is entitled to two votes, which amounts to an aggregate of 5,838,082 votes.

Based on the foregoing, as of the Record Date, the total aggregate amount of votes entitled to vote regarding the approval of the Nevada Reincorporation was 24,787,844. Pursuant to Sections 266 and 228 of the DGCL, at least a majority of the voting power of the Company, or at least 12,393,923 votes, is required to approve the Nevada Reincorporation by written consent. Our Chief Executive Officer and Director, Saagar Govil, holding 17,583,216 votes, equal to approximately 70.93% of the voting power of the Company, has consented in favor of the Nevada Reincorporation, thereby satisfying the requirement pursuant to the DGCL that at least a majority of the voting power consent in favor of the Nevada Reincorporation.

The following table sets forth the securities held by Mr. Govil, the votes he was entitled to cast, the votes he consented in favor of the Nevada Reincorporation, and the percentage of the Company’s outstanding voting power represented by that consent:

Class	Shares Held by Mr. Govil	Votes per share / formula	Votes Consented
Common Stock	5	1 vote per share	5
Series C Preferred	50,000	(Common outstanding × 10.01) ÷ Series C outstanding	17,228,621
Series 1 Preferred	177,295	2 votes per outstanding share	354,590
Total votes consented by Mr. Govil			17,583,216
Percentage of outstanding voting power			70.93%

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Our costs are estimated at approximately $10,000.

4

Am I entitled to dissenter’s rights?

Holders of our Common Stock, which is listed on The Nasdaq Capital Market, are not entitled to appraisal rights under Section 262 of the DGCL in connection with the Nevada Reincorporation. The market-out exception in Section 262(b) of the DGCL applies because, as of the Record Date, the Common Stock is listed on a national securities exchange and holders will receive, on a one-for-one basis, Common Stock of the continuing Nevada corporation that is expected to remain listed on The Nasdaq Capital Market.

Holders of Series C Preferred Stock and Series 1 Preferred Stock who have executed the written consent approving the Nevada Reincorporation are not entitled to appraisal rights under Section 262 of the DGCL. The Company does not believe that dissenters’ rights under NRS Chapter 92A apply to this conversion of a Delaware corporation into a Nevada corporation. Neither the Company’s existing Delaware certificate of incorporation or bylaws, nor the Nevada Articles of Incorporation or Nevada Bylaws, grant appraisal or dissenters’ rights in addition to those provided by statute.

Any stockholder who believes that he, she, or it may have appraisal or dissenters’ rights should consult his, her, or its own counsel promptly. Failure to comply strictly with the applicable statutory procedures will result in a loss of those rights.

THE NEVADA REINCORPORATION

What is the Nevada Reincorporation?

The Nevada Reincorporation is the conversion of Cemtrex, Inc. from a Delaware corporation into a Nevada corporation pursuant to Section 266 of the DGCL and NRS 92A.195. It is a continuation of the same legal entity, not a merger into a newly formed company and not a transfer of assets to a new issuer. The Company’s name, business, management, employees, headquarters, subsidiaries, contracts, Commission file number (001-37464) and employer identification number (30-0399914) will remain the same, other than transaction costs and the settlement of outstanding Delaware franchise-tax obligations described below.

At the Effective Time:

■	the Company will be governed by the NRS, the Nevada Articles and the Nevada Bylaws instead of the DGCL and the Company’s existing Delaware certificate of incorporation and bylaws;
■	each outstanding share of Common Stock will convert automatically into one share of Nevada Common Stock, par value $0.001 per share;
■	each outstanding share of Series C Preferred and each outstanding share of Series 1 Preferred will convert automatically into one share of the corresponding Nevada series, with the designations, preferences and rights set forth in the Nevada Articles;
■	outstanding options, warrants, convertible securities and other rights to acquire Common Stock will continue on the same terms and will relate to an equal number of shares of Nevada Common Stock;
■	stockholders will not be required to exchange certificates or book-entry positions;
■	Common Stock is expected to continue to trade on The Nasdaq Capital Market under “CETX” without interruption;
■	Series 1 Preferred is expected to continue to be quoted on the OTC Markets OTCID under “CETXP”; and
■	authorized capital will remain 80,000,000 shares, consisting of 70,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which the Nevada Articles designate Series A Preferred, Series C Preferred and Series 1 Preferred on the terms described in the Nevada Articles.

The Plan of Conversion is attached as Appendix B. The Nevada Articles are attached as Appendix C. The Nevada Bylaws are attached as Appendix D.

How will the Nevada Reincorporation be effected?

The Board, upon the recommendation of the Audit Committee, approved the Nevada Reincorporation. The stockholder holding a majority of the voting power then approved it by written consent. After this Information Statement has been sent or given to stockholders, and after the 20-calendar-day waiting period required by Rule 14c-2 under the Exchange Act, the Company intends to file:

■	a certificate of conversion with the Delaware Secretary of State; and
■	articles of conversion and the Nevada Articles with the Nevada Secretary of State.

5

The Effective Time will be the date and time specified in those filings or, if none is specified, upon filing. The Board may delay or abandon the Plan of Conversion at any time before the Effective Time if it determines that doing so is in the best interests of the Company and its stockholders.

Because Common Stock is listed on Nasdaq, the Company will notify Nasdaq Listing Qualifications in accordance with Nasdaq’s listing procedures so that trading in CETX continues without interruption. Because Series 1 Preferred is quoted on the OTCID, the Company will also submit a company-related action notification to FINRA under Rule 6490 at least ten calendar days before the Effective Time and will update the CETXP issuer profile with OTC Markets after FINRA processes the action. The Company’s transfer agent will be instructed so that book-entry and CUSIP/DTC positions continue without a mandatory exchange.

When will the Nevada Reincorporation become effective?

The Nevada Reincorporation will not be effected earlier than 20 calendar days after the definitive Information Statement is first sent or given to stockholders. The Company currently expects to effect the Nevada Reincorporation on or about October 9, 2026, subject to that waiting period, FINRA processing for CETXP, and the state filings described above.

BACKGROUND OF THE NEVADA REINCORPORATION

As part of its ordinary oversight of the Company’s governance, the Board asked management and counsel to evaluate the Company’s Delaware domicile. The Board considered recent developments in Delaware corporate law and litigation practice, the relative predictability of Nevada’s statute-based framework, the Company’s annual Delaware franchise-tax burden, and whether a conversion could be completed without interrupting the Nasdaq listing of CETX or the OTC quotation of CETXP, and without changing the Company’s capital structure or the Series C voting formula.

The Board delegated that evaluation to the Audit Committee, which is composed entirely of directors who meet the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. The Audit Committee reviewed Delaware and Nevada law, recent public-company conversions from Delaware to Nevada, the proposed Plan of Conversion, the proposed Nevada Articles (including the embedding of existing preferred-stock terms) and the proposed Nevada Bylaws. The Audit Committee also considered whether the transaction would confer any non-ratable benefit on any director or officer.

The Audit Committee recommended that the Board approve the Nevada Reincorporation. The Board then adopted the resolutions included in Appendix A and recommended the transaction to stockholders. On September 1, 2026, Mr. Govil, holding voting power sufficient to approve the transaction, delivered the written consent included in Appendix A.

The Nevada Reincorporation is not being undertaken in response to any known attempt to acquire control of the Company.

REASONS FOR THE NEVADA REINCORPORATION

The Audit Committee and the Board believe the Nevada Reincorporation is in the best interests of the Company and its stockholders for the following reasons.

Statute-based corporate law. Nevada corporate law is primarily statutory. Fiduciary standards applicable to directors and officers, and the presumption that they act in good faith and on an informed basis with a view to the interests of the corporation, are set out in the NRS. Delaware law remains heavily developed through Court of Chancery and Supreme Court decisions. The Board concluded that a more code-based regime should reduce uncertainty in ordinary board decision-making for a company of Cemtrex’s size.

6

Litigation environment. The Board considered the frequency and cost of stockholder litigation in Delaware. Claims that do not succeed still consume management time, increase D&O insurance expense, and are borne by the Company through advancement and indemnification. The Board believes Nevada’s statutory framework, together with the exclusive-forum provisions in the Nevada Articles and Nevada Bylaws, should reduce opportunistic internal-affairs litigation without changing the Company’s business or the economics of its outstanding securities.

Director and officer protections. The Nevada Articles and Nevada Bylaws provide for exculpation, indemnification and advancement to the fullest extent permitted by the NRS, including as the NRS may later be amended to broaden those protections. The Board believes clearer statutory protection helps the Company retain and attract directors and officers. The Audit Committee specifically considered whether those protections confer a non-ratable benefit on current directors and officers and concluded they do not. The provisions apply to the office, not to particular individuals, and are consistent in purpose with protections already available under Delaware law and the Company’s existing documents, as updated for Nevada.

Franchise tax. The Company currently has a Delaware franchise-tax assessment of approximately $200,000 for the current fiscal year, of which approximately $120,000 has been paid, leaving a remaining balance of approximately $80,000. That remaining balance remains payable and is expected to be settled in connection with the conversion and the Company’s withdrawal from Delaware. After the Effective Time, the Company will no longer accrue annual Delaware franchise tax. Nevada’s ongoing cost is expected to be an annual state business-license fee plus the fee to file the annual list of officers and directors, which together are expected to be substantially lower than the Company’s recent Delaware franchise-tax burden.

Continuity of the enterprise and the capital structure. The conversion is a continuation of the same entity. Nasdaq listing, OTC quotation of Series 1 Preferred, contracts, subsidiaries, employees and public-company reporting are intended to continue without interruption. The Series C 10.01 voting formula and the Series 1 dividend, liquidation and redemption terms are being placed in the Nevada Articles rather than restated in separate certificates of designation.

No added Nevada takeover statutes. The Company is opting out of Nevada’s combinations-with-interested-stockholders statute (NRS 78.411 to 78.444) and control-share statute (NRS 78.378 to 78.3793). The Nevada Reincorporation is not being used to add those statutes.

CERTAIN RISKS ASSOCIATED WITH THE NEVADA REINCORPORATION

The Nevada Reincorporation may not produce the benefits the Board expects. Nevada has less judicial precedent than Delaware. Outcomes in novel disputes may be less predictable than they would be in the Court of Chancery.

Stockholders may challenge the conversion under Delaware law. The Company may incur defense costs, and a court could delay the transaction or impose conditions. The Board may abandon the Plan of Conversion before the Effective Time.

Directors and officers may be alleged to have interests different from other stockholders because Nevada law and the Nevada Articles provide robust exculpation, indemnification and advancement. The Audit Committee considered that potential interest and still recommended the transaction. The allegation may nevertheless be made.

Certain stockholder rights will change because Nevada law, not Delaware law, will govern the Company’s internal affairs. Material differences are summarized below. Among them: removal of a director without cause under NRS 78.335 requires not less than two-thirds of the voting power unless the articles provide a lower threshold, and the Nevada Articles do not lower that threshold; statutory books-and-records inspection under the NRS is narrower than DGCL § 220 for an Exchange Act reporting company; and specified internal-affairs claims will be subject to the exclusive-forum provisions in the Nevada Articles and Nevada Bylaws.

7

The Company will incur legal, filing, printing, mailing, transfer-agent, FINRA and related costs. A substantial portion of those costs will have been incurred once this Information Statement is mailed, whether or not the conversion is completed. Unanticipated costs may arise, including in connection with settling the outstanding Delaware franchise tax, FINRA processing for CETXP, or any third-party consent.

Nasdaq listing of CETX and OTC quotation of CETXP are expected to continue, but continued listing and quotation remain subject to the ordinary requirements of Nasdaq and OTC Markets, which are independent of domicile. FINRA may request additional information or delay processing of the CETXP company-related action. The Company does not expect that process to prevent closing, but it can affect the timing of OTC vendor updates.

There can be no assurance that D&O insurance premiums will decline.

PRINCIPAL TERMS; WHAT OCCURS AT THE EFFECTIVE TIME

The Nevada Reincorporation will not create a new issuer. By operation of DGCL § 266 and NRS Chapter 92A:

■	all rights, privileges, powers, property and claims of the Delaware corporation will remain vested in the Nevada corporation;
■	all debts, liabilities and duties of the Delaware corporation will remain obligations of the Nevada corporation and may be enforced against it;
■	each outstanding Delaware share of Common Stock, Series C Preferred and Series 1 Preferred will become one Nevada share of the same class or series;
■	no appraisal or dissenters’ cash-out is being paid;
■	employee benefit plans, indemnification arrangements and commercial contracts will continue as plans and contracts of the Nevada corporation; and
■	to the extent a third-party consent is required, the Company will use commercially reasonable efforts to obtain it and does not expect any required consent to prevent the Nevada Reincorporation.

CERTAIN MATTERS THAT WILL NOT CHANGE

Business, jobs and headquarters. No change in headquarters in Hauppauge, New York, or in the Company’s business, employees, offices, properties, management, or the identity of directors and officers.

SEC status. The Company will remain an Exchange Act reporting company and will continue to file periodic and current reports with the Commission.

Listing and quotation. Common Stock is expected to remain listed on The Nasdaq Capital Market as CETX. Series 1 Preferred is expected to remain quoted on the OTCID as CETXP.

Accounting. The conversion is a continuation of the same reporting entity. The Company does not expect material accounting consequences other than expensing transaction costs.

Capitalization economics. Par values, authorized amounts, the Series C voting formula, Series 1 economic terms, and outstanding warrant and option terms are intended to be unchanged.

ANTI-TAKEOVER IMPLICATIONS

A change in domicile can have takeover effects because the statutory toolkit changes. The Company has opted out of Nevada’s interested-stockholder combinations statute and control-share statute, which are the two Nevada statutes most often described as anti-takeover. Remaining features that can affect a change-of-control effort include Board-filled vacancies, the NRS 78.335 two-thirds vote to remove directors without cause, blank-check preferred, advance-notice bylaws, exclusive forum, and the existing Series C Preferred super-voting structure. That Series C structure already concentrates voting power and is not being increased by the Nevada Reincorporation.

The Board is not adopting the Nevada Reincorporation as a response to a known takeover attempt.

8

CERTAIN DIFFERENCES IN STOCKHOLDER RIGHTS UNDER DELAWARE AND NEVADA LAW

The DGCL and the NRS are similar in many respects. They are not identical. The following summarizes differences the Board considers most relevant. It is not complete. The NRS, the DGCL, the Nevada Articles and the Nevada Bylaws control.

Fiduciary duties and business judgment. Delaware duties of care and loyalty are developed largely through case law. Nevada codifies the standards applicable to directors and officers in NRS 78.138 and related provisions, including a statutory presumption that they act in good faith, on an informed basis, and with a view to the interests of the corporation. Nevada also permits directors and officers, in exercising those powers, to consider constituencies in addition to stockholders.

Exculpation. Both states permit charter provisions eliminating or limiting monetary liability of directors for duty-of-care claims, subject to statutory carve-outs. Nevada’s statute also addresses officers. The Nevada Articles eliminate or limit the liability of directors and officers to the fullest extent permitted by the NRS, including as the NRS may be amended.

Indemnification and advancement. Both states permit broad indemnification and advancement. The Nevada Articles and Nevada Bylaws require indemnification and advancement to the fullest extent permitted by NRS 78.7502, 78.751 and 78.752, with survival after a person leaves office.

Director removal. Under the DGCL, directors of an unclassified board are generally removable with or without cause by a majority of the voting power. Under NRS 78.335, removal of a director requires not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, except that the articles may reduce that threshold to not less than a majority. The Nevada Articles do not reduce that threshold.

Vacancies. Both states permit the board to fill vacancies. The Nevada Articles and Nevada Bylaws provide that vacancies, including newly created directorships, are filled by the Board.

Cumulative voting. Neither the current Delaware certificate nor the Nevada Articles permits cumulative voting.

Action by written consent. Both states permit stockholder action by written consent if the governing documents allow it. The Company is preserving that right.

Special meetings. The Nevada Bylaws continue to permit the Chair, the Chief Executive Officer or the Board to call a special meeting. Stockholders are not granted a right to call a special meeting.

Quorum and proxies. The Nevada Bylaws set the stockholder quorum at a majority of the voting power entitled to vote. NRS 78.355 generally limits an undated proxy to six months and a dated proxy to seven years unless the proxy provides a different period. The Nevada Bylaws follow the NRS.

Inspection rights. DGCL § 220 gives a stockholder a qualified right to inspect books and records for a proper purpose. NRS inspection of the stock ledger, articles and bylaws is available to a holder of record for at least six months or a holder of at least 5%. Broader financial-record inspection under NRS 78.257 is limited to holders of at least 15% and is generally unavailable to stockholders of a company that files Exchange Act reports. As an Exchange Act reporting company, the Company’s stockholders will have narrower statutory inspection rights after the conversion than under DGCL § 220.

Business combinations / interested stockholders. DGCL § 203 restricts certain business combinations with 15% interested stockholders for three years unless exceptions apply. Nevada’s combinations statute is different in scope and timing. The Nevada Articles provide that the Company elects not to be governed by NRS 78.411 to 78.444. After the Effective Time, neither DGCL § 203 nor the Nevada combinations statute will apply.

Control-share acquisitions. Delaware has no analogue to Nevada’s control-share statute. In accordance with NRS 78.378, the Nevada Articles and Nevada Bylaws provide that NRS 78.378 to 78.3793 shall not apply to the Company.

9

Appraisal / dissenters’ rights. Holders of Common Stock listed on Nasdaq are not entitled to appraisal rights under DGCL § 262 because of the market-out in § 262(b). Holders of Series C Preferred and Series 1 Preferred who have executed the written consent are not entitled to appraisal rights under DGCL § 262. The Company does not believe dissenters’ rights under NRS Chapter 92A apply to this inbound conversion of a Delaware corporation. Neither the existing Delaware documents nor the Nevada Articles or Nevada Bylaws grant extra statutory appraisal or dissenters’ rights. After the Company is a Nevada corporation, future fundamental transactions will be governed by NRS 92A.380 and 92A.390.

Exclusive forum. The Nevada Articles and Nevada Bylaws provide that, unless the Company consents in writing to another forum, the Eighth Judicial District Court of Clark County, Nevada is the exclusive forum for specified derivative, fiduciary-duty, NRS, charter, bylaw and internal-affairs claims, with a fallback to another Nevada state court or a federal district court in Nevada if that court lacks jurisdiction. Federal district courts of the United States are the exclusive forum for Securities Act claims. The provision does not apply to Exchange Act claims. Stockholders are deemed to have notice of and to have consented to those provisions.

Dividends and distributions. Both states restrict distributions that would render the corporation insolvent. NRS 78.288 uses a statutory solvency test. The Nevada Articles do not authorize distributions forbidden by the NRS.

Amendments. The Company reserves the right to amend the Nevada Articles in the manner provided by the NRS. Any amendment of the indemnification and exculpation provisions is subject to the survival language in those provisions.

CERTAIN DIFFERENCES BETWEEN THE CURRENT DELAWARE DOCUMENTS AND THE NEVADA ARTICLES AND BYLAWS

The Nevada Articles and Nevada Bylaws were drafted to preserve the Company’s existing capital structure and controlled-company voting while conforming the documents to the NRS and to current public-company practice. Document-level changes include:

■	embedding Series A, Series C and Series 1 terms in the Nevada Articles rather than in separate certificates of designation;
■	a continuation clause reciting that the Nevada corporation is the continuation of the Delaware corporation;
■	the statutory opt-outs described above;
■	aligned exclusive-forum language in the Articles and the Bylaws;
■	a contemporary advance-notice and Rule 14a-19 regime in the Nevada Bylaws;
■	remote-meeting procedures consistent with NRS 78.320;
■	indemnification and advancement drafted to the NRS; and
■	director removal aligned to the NRS 78.335 default.

Written consent is preserved. There is no classified board.

FRANCHISE TAX SAVINGS AND FILING FEES

Delaware imposes an annual franchise tax on domestic corporations. The Company currently has a Delaware franchise-tax assessment of approximately $200,000 for the current fiscal year, of which approximately $120,000 has been paid, leaving a remaining balance of approximately $80,000. That amount is an obligation of the Delaware corporation and is expected to be paid or otherwise settled in connection with the conversion and withdrawal from Delaware.

After the Effective Time, the Company will not be a Delaware domestic corporation and will not accrue further annual Delaware franchise tax. Nevada charges an annual business-license fee and a fee to file the annual list of officers and directors. Those recurring Nevada fees are expected to be substantially lower than the Company’s recent Delaware franchise-tax expense.

One-time costs include Delaware and Nevada filing fees, legal fees, transfer-agent coordination, FINRA processing for CETXP, printing and mailing of this Information Statement, and related administrative expense. Those costs are not expected to be material to the Company’s financial condition, but they are in addition to settlement of the outstanding Delaware franchise-tax balance.

10

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The Nevada Reincorporation is intended to qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended — a mere change in identity, form or place of organization. The Company expects that neither the Company nor stockholders who receive Nevada Common Stock, Nevada Series C Preferred or Nevada Series 1 Preferred solely in exchange for the corresponding Delaware securities will recognize gain or loss for U.S. federal income tax purposes. Tax basis and holding period in the Nevada shares are expected to be the same as in the Delaware shares surrendered, provided those shares are held as capital assets at the Effective Time.

This discussion is general information only. It does not address all U.S. federal tax consequences, does not address state, local or foreign tax, and does not address special rules applicable to particular holders, including non-U.S. holders, tax-exempt holders, dealers, insurance companies, holders who acquired shares as compensation, and holders who hold shares as part of a straddle or other integrated transaction. Stockholders should consult their own tax advisors. The Company has not requested a ruling from the Internal Revenue Service.

INTERESTS OF CERTAIN PERSONS

The Audit Committee and the Board considered whether any director or officer would receive a benefit from the Nevada Reincorporation that is not shared by stockholders generally. They did not identify a non-ratable economic benefit. Directors and officers will hold the same number of equity securities after the conversion as before, on the same economic terms.

It may nevertheless be alleged that directors and officers have an interest in reduced personal litigation exposure under Nevada law and the Nevada Articles. The Audit Committee took that potential interest into account and still recommended the transaction. Mr. Govil, who delivered the written consent, has a controlling voting position through the Series C Preferred both before and after the Nevada Reincorporation. That control is preserved, not created, by the transaction.

No director or officer will receive a bonus, option grant or other special compensation because of the Nevada Reincorporation.

EFFECT ON STOCKHOLDERS; NO EXCHANGE OF CERTIFICATES

The Nevada Reincorporation will occur automatically at the Effective Time. Stockholders will not be required to exchange certificates or book-entry positions. Outstanding certificates and Direct Registration System positions representing Delaware Common Stock, Series C Preferred or Series 1 Preferred will, from and after the Effective Time, represent the same number of shares of the corresponding class or series of the Nevada corporation. Any restrictive legend on an outstanding certificate or book-entry position will continue to apply to the corresponding Nevada shares.

Banks, brokers, custodians and other nominees that hold shares in street name will be notified of the Nevada Reincorporation through ordinary DTC and transfer-agent channels. Stockholders who hold shares through a nominee and who have questions should contact that nominee.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE UNLESS AND UNTIL SPECIFICALLY REQUESTED TO DO SO BY THE COMPANY OR THE TRANSFER AGENT. THE COMPANY DOES NOT PRESENTLY INTEND TO REQUIRE AN EXCHANGE OF CERTIFICATES.

11

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our Common Stock and our Series 1 Preferred is ClearTrust, LLC, 16540 Pointe Village Drive, Suite 205, Lutz, Florida 33558, telephone (813) 235-4490.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information as to shares of our Common Stock, Series 1 Preferred and Series C Preferred owned by (i) each person known by us to beneficially own more than 5% of any such class, (ii) each of our directors, and (iii) all of our executive officers and directors as a group. Unless otherwise stated, the address for each beneficial owner is 135 Fell Court, Hauppauge, NY 11788.

Name of Beneficial Owner	Common Stock		Series 1 Preferred Stock		Series C Preferred Stock
Directors and Executive Officers	Number of Shares Owned	Percent of Class(1)	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(3)
Saagar Govil	5	*	177,295	6.07%	50,000	100%
Paul J. Wyckoff	-	*	-	*	-	*
Brian Kwon	1	*	-	*	-	*
Manpreet Singh	1	*	-	*	-	*
Metodi Filipov	1	*	-	*	-	*
All Directors and Executive Officers as a Group (5 persons)	8	*	177,295	6.07%	50,000	100%

* Less than one percent of the outstanding shares of the applicable class.

(1) Except as otherwise noted, percentages of Common Stock are determined on the basis of 1,721,141 shares of Common Stock outstanding as of the Record Date, plus securities deemed outstanding pursuant to Rule 13d-3 under the Exchange Act. Under Rule 13d-3, a person is deemed to be a beneficial owner of securities owned by certain family members and of securities that the person has the right to acquire within 60 days, including shares subject to currently exercisable options or warrants.

(2) Voting-power percentages are determined on the basis of (i) one vote per share of Common Stock outstanding, (ii) the aggregate votes of the 50,000 outstanding shares of Series C Preferred, calculated as the number of shares of Common Stock outstanding multiplied by 10.01, and (iii) two votes per outstanding share of Series 1 Preferred.

12

(3) Pursuant to the designation of the Series C Preferred, each issued and outstanding share of Series C Preferred is entitled to the number of votes equal to (i) the total number of shares of Common Stock outstanding at the time of such vote multiplied by 10.01, divided by (ii) the total number of shares of Series C Preferred outstanding at the time of such vote, voting together with Common Stock as a single class on any and all matters presented to stockholders, including the election of directors.

(4) Figures for Mr. Govil consist of the Common Stock, Series C Preferred and Series 1 Preferred he beneficially owns. As described above, the outstanding Series C Preferred as a class is entitled to an aggregate number of votes equal to the outstanding Common Stock multiplied by 10.01. Each outstanding share of Series 1 Preferred is entitled to two votes.

(5) Based on reports filed with the SEC and information available to the Company, no person or group other than Mr. Govil beneficially owns more than 5% of any class of the Company’s voting securities. The most recent Schedule 13G/A filed with respect to the Company’s Common Stock (Intracoastal Capital LLC, Mitchell P. Kopin and Daniel B. Asher, filed August 13, 2026) reported beneficial ownership of approximately 3.5% of the Common Stock through a warrant and stated that the reporting persons hold 5% or less of the class.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about expected timing of the Effective Time, continuation of the Nasdaq listing of CETX and the OTC quotation of CETXP, tax treatment of the Nevada Reincorporation, franchise-tax savings, FINRA processing, and the benefits of Nevada law. Forward-looking statements are based on current expectations and are subject to risks and uncertainties, including those described in this Information Statement and in the Company’s filings with the SEC. Actual results could differ. The Company undertakes no obligation to update forward-looking statements except as required by law.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may later supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our securities held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at 135 Fell Court, Hauppauge, NY 11788.

HOUSEHOLDING OF INFORMATION STATEMENT

One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, we will promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy was delivered and will provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications in the future. In the event a stockholder desires to provide us with such notice, it may be given by telephoning our offices at (631) 756-9116 or by mail to 135 Fell Court, Hauppauge, NY 11788, Attention: Investor Relations.

13

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities.

The Company’s existing Delaware certificate of incorporation, as amended, and bylaws are exhibits to those Commission filings. After the Effective Time, the Nevada Articles and Nevada Bylaws will be filed with a Current Report on Form 8-K. We have not authorized anyone to provide information that is different from the information in this Information Statement. This Information Statement is dated September 15, 2026. You should not assume that the information is accurate as of any later date.

APPENDICES

Appendix A — Audit Committee Resolutions; Board Resolutions; Written Consent of Stockholders

Appendix B — Plan of Conversion

Appendix C — Nevada Articles of Incorporation of Cemtrex, Inc.

Appendix D — Nevada Bylaws of Cemtrex, Inc.

September 15, 2026

By Order of the Board of Directors of Cemtrex, Inc.

/s/ Saagar Govil
Saagar Govil
Chairman, CEO, and President

14